Exhibit 24
POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of John G. Moore,
S. Scott Luton and Kimberly J. Hickey or the designee of any one of them, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1) prepare, execute, and submit to the U.S. Securities and Exchange Commission (the "SEC") on the undersigned's behalf a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC or reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

(2) execute on behalf of the undersigned Forms 3, 4, and 5, including amendments thereto, in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of securities of Leggett & Platt, Incorporated ("the Company");

(3) perform any act on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, including amendments thereto, or other form or report, and timely file such form or report with the SEC and any stock exchange or similar authority; and

(4) take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be in the best interest of or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to perform any act necessary or proper in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 9 day of January, 2013.


                                        /s/ Robert G. Culp, III
                                        Robert G. Culp, III